Exhibit 99.2

POWER OF ATTORNEY

Know by all these presents, that the undersigned, Suresh H. Vazirani, as an authorized representative of ERBA Diagnostics Mannheim GmbH (the “Company”), hereby makes, constitutes and appoints each of F. Mark Reuter and Bryan A. Jacobs the attorneys-in-fact (the “Attorneys-In-Fact”) of the Company, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on the behalf of the Company:

(a) For the purpose of complying with the requirements of the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (collectively, the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules of the Commission promulgated thereunder (collectively, the “Exchange Act”), to prepare or cause to be prepared, execute, sign and file with the Commission and all applicable securities exchanges on behalf of the undersigned all statements, reports and other filings (including without limitation any amendments thereto) required to be filed by the undersigned under the Securities Act or the Exchange Act, including without limitation all Schedules 13D, Schedules 13G, Schedules 13E-3, Schedules 14D-1, and any amendments or exhibits thereto, with respect to the securities of IVAX Diagnostics, Inc. (the “Issuer”);

(b) To execute for and on behalf of the undersigned, Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the Commission and any stock exchange or similar authority; and

(c) To make, execute, acknowledge, and deliver such other documents, letters, and other writings, including communications to the Commission, and in general to do all things and to take all actions, which the Attorneys-In-Fact in his or her sole discretion may consider necessary or proper in connection with or to carry out the objective of complying with the Securities Act and the Exchange Act, as fully as could the undersigned if personally present and acting.  The Attorneys-In-Fact are hereby empowered to determine in his/her sole discretion the time or times when, purpose for and manner in which any power therein conferred upon him or her shall be exercised, and the conditions, provisions, or other contents or any report, instrument or other document which may be executed by him or her pursuant hereto.

The undersigned hereby ratifies all that the Attorneys-In-Fact or his or her substitute or substitutes shall do under the authority of this Power of Attorney.

The Attorneys-In-Fact shall have full power to make and substitute any other Attorneys-In-Fact in his or her place and stead.  The term “Attorneys-In-Fact” shall include the respective substitutes of any Attorneys-In-Fact.

The undersigned acknowledges that the foregoing Attorneys-In-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the undersigned’s responsibilities to comply with the Securities Act or the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings with the Securities and Exchange Commission with respect to the undersigned’s holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-In-Fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of August, 2010.

ERBA DIAGNOSTICS MANNHEIM GMBH

By:	/s/ Suresh H. Vazirani
Signature
Suresh H. Vazirani, Chief Executive Officer
Name and Title